UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

Service Air Group Inc.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-30329	22-3719171
(State of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

5455 Airport Road South, Richmond, B.C. Canada V7B 1B5

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (604) 722-2147

Item 1.01. Entry into a Material Definitive Agreement

On April 29, 2005, Service Air Group, Inc. (New Jersey) made an AMENDMENT to its

Agreement for Exchange of Stock for Assets filed with the SEC on November 08, 2004.

A conformed copy of the Amendment is attached to this Report as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01, above

Item 3.02. Unregistered Sales of Equity Securities.

N/A

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not Applicable
(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 - Amendment to Agreement for Exchange of Stock for Assets

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Aug 17, 2005

SERVICE AIR GROUP, INC.

By: /s/ Mohammad Sultan
Chief Financial Officer, Director